THE BEAR STEARNS COMPANIES INC.
                                  IncomeNotesSM
            With Maturities of Nine Months or More from Date of Issue



Registration No. 333-136666
Filed Pursuant to Rule 424(b)(5)
Pricing Supplement No. 2A[1]
(To Prospectus dated August 16, 2006)
Trade Date: February 19, 2008
Issue Date: February 22, 2008
The date of this Pricing Supplement is February 11, 2008


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                                              IncomeNotesSM due February 15, 2010
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                                                                                                                      Interest
                                                     Price to     Discounts &                                          Payment
 CUSIP#        Interest Rate       Maturity Date      Public      Commissions      Reallowance         Dealer         Frequency
------------------------------------------------------------------------------------------------------------------------------------
07387EHU4          5.20%            02/15/2010       100.00%        0.400%           0.100%            99.700%       Semi Annually
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
First Interest         First Interest         Survivor's
 Payment Date          Payment Amount           Option          Subject to Redemption           Date and Terms of Redemption
------------------------------------------------------------------------------------------------------------------------------------
  08/15/2008               $26.00                 Yes                    No                             Non-redeemable.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                              IncomeNotesSM due February 15, 2018
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Interest
                                                     Price to     Discounts &                                          Payment
 CUSIP#        Interest Rate       Maturity Date      Public      Commissions      Reallowance         Dealer         Frequency
------------------------------------------------------------------------------------------------------------------------------------
07387EHV2          7.40%             02/15/2018      100.00%        1.500%           0.200%           98.750%       Semi Annually
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
First Interest         First Interest         Survivor's
 Payment Date          Payment Amount           Option          Subject to Redemption           Date and Terms of Redemption
------------------------------------------------------------------------------------------------------------------------------------
 08/15/2008               $37.00                  Yes                    Yes            Commencing on 2/15/2010 and on each interest
                                                                                        payment date thereafter, the Notes may be
                                                                                        called at par at the option of the Company
                                                                                        on thirty days' notice.
------------------------------------------------------------------------------------------------------------------------------------

                                       ***

The distribution of IncomeNotesSM will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


---------------------------------
[1] This Pricing Supplement No. 2A amends and supercedes in its entirety, Pricing Supplement No. 2, dated February 11, 2008. This Pricing Supplement No. 2A is being filed solely for the purposes of clarifying the redemption terms of the Notes (CUSIP No. 07387EHV2).